UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/30/2007

Analytical Surveys, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13111

CO	84-0846389
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8610 N. New Braunfels
Suite 205
San Antonio, TX 78217
(Address of principal executive offices, including zip code)

210-657-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On September 30, 2007, Analytical Surveys, Inc. (the “Company”) entered into an Amendment and Waiver Agreement whereby each of the holders of the Company's senior secured debentures, issued on November 26, 2006, waived its right to accelerate payment of its debenture pursuant to certain events of default which have occurred as a result of the Company's delisting from the Nasdaq Capital Market and failure to timely effect a reverse stock split. In consideration of the waiver of defaults, the Company agreed to release each holder from any and all claims it might have against each holder as of September 30, 2007. The maturity date of the debentures is November 24, 2007.

A copy of the Waiver and Amendment is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 99.1.    Financial Statements and Exhibits

(d)           Exhibits
Waiver and Amendment dated September 30, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: October 4, 2007	By:	/s/ Lori Jones
Lori Jones
Title Chief Executive Officer